EXHIBIT 99.1

Civista Bancshares, Inc. Announces Fourth-Quarter 2025 Financial Results of $0.61 per Common Share, and Full-Year 2025 Financial Results of $2.64 per Common Share

Sandusky, Ohio, January 29, 2026 /PRNewswire/– Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) today reported net income of $12.3 million, or $0.61 per common share, for the quarter ended December 31, 2025, and net income of $46.2 million or $2.64 per common share for the year ended December 31, 2025.

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Completed the closing of the acquisition of The Farmers Savings Bank ("FSB"), which added approximately $268.1 million of assets, $106.2 million of loans and leases, and $236.1 million of deposits. FSB integration is proceeding as planned, with the core conversion scheduled for February 2026.
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Net income, for the fourth-quarter of 2025 of $12.3 million, a $2.4 million or 24% increase compared to $9.9 million for the fourth-quarter 2024, and $12.8 million for the third-quarter of 2025.
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Full-Year net income of $46.2 million, a $14.5 million or 46% increase compared to $31.7 million for the full-year 2024.
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Diluted earnings per common share of $0.61, for the fourth quarter of 2025, compared to $0.63 per diluted share, for the fourth quarter of 2024, and $0.68 per diluted share in the third quarter of 2025.
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Diluted earnings per common share of $2.64, for the full-year 2025, a $0.63 increase or 31% compared to $2.01 diluted earnings per common share for the full-year 2024.
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The fourth-quarter of 2025 included non-recurring adjustments related to the merger of FSB that negatively impacted net income by approximately $3.4 million on a pre-tax basis, $2.9 million on an after-tax basis, and $0.14 per common share.
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The twelve months ended December 31, 2025 included non-recurring adjustments related to the FSB merger as well as the Civista Leasing & Finance Division core system conversion, which negatively impacted net income by approximately $3.2 million on a pre-tax basis, $2.7 million on an after-tax basis, and $0.15 per common share.
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Efficiency ratio of 57.7%, compared to 68.3% for the fourth quarter of 2024 and 61.4% in the third quarter of 2025, decreasing for the 6th consecutive quarter.
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Cost of funds of 208 basis points for the fourth quarter of 2025, 34 basis points lower than the 242 basis points cost of funds for the fourth quarter of 2024, and 19 basis points lower than the 227 basis points in third quarter 2025.
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7.9% deposit growth since December 31, 2024, including impact of the FSB mid-year acquisition.
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6.1% loan and lease balance growth since December 31, 2024, including impact of the FSB mid-year acquisition.

CEO Commentary:

“Our fourth‑quarter results cap a year of exceptional progress for Civista, with net income for the quarter increasing to $12.3 million from $9.9 million a year ago,” said Dennis G. Shaffer, CEO and President of Civista. “For the full year, net income reached $46.2 million, compared with $31.7 million in the prior year, and earnings per share increasing to $2.64 from $2.01 last year, underscoring the continued strength of our franchise and our ability to execute effectively even in a shifting rate environment. These results reflect solid operating momentum, disciplined growth, and the increasing value we’re driving across our markets.”

“2025 was a pivotal year for Civista,” Shaffer added. “The successful acquisition of The Farmers Savings Bank expanded our presence in Northeast Ohio and strengthened our ability to serve both long‑standing and new customer relationships. Our capital raise in mid-2025 continues to support balance sheet flexibility, enhancing liquidity and ensuring we remain well-positioned to meet the evolving needs of our communities.”

“Credit quality remains solid, supported by disciplined underwriting and the resilience we continue to see across our customer base,” Shaffer said. “While economic conditions remain mixed, our relationship‑focused approach and community‑banking roots equip us to navigate uncertainty with confidence. We remain committed to delivering responsible, customer‑centered banking that supports the families, businesses, and communities we’re proud to serve throughout our footprint.”

Results of Operations:

For the three-month periods ended December 31, 2025, September 30, 2025 and December 31, 2024 and the twelve-month periods ended December 31, 2025 and December 31, 2024.

Fourth-Quarter 2025 Highlights

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Completed the closing of the acquisition of FSB, which added approximately $268.1 million of assets, $106.2 million of loans and leases, and $236.1 million of deposits. FSB integration proceeding as planned, with the core conversion scheduled for February 2026.
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Net income of $12.3 million, a $2.4 million or 24% increase compared to $9.9 million for the fourth quarter 2024, and $12.8 million for the third quarter of 2025.
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Diluted earnings per common share of $0.61, for the fourth quarter of 2025, compared to $0.63 per diluted share, for the fourth quarter of 2024, and $0.68 per diluted share in the third quarter of 2025.
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The fourth-quarter of 2025 included non-recurring expenses related to the merger of FSB that negatively impacted net income by approximately $3.4 million on a pre-tax basis, $2.9 million on an after-tax basis, and $0.14 per common share.
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Net interest margin (tax equivalent) of 3.69%for the fourth quarter of 2025, compared to 3.36% for the fourth quarter of 2024.
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Net interest income of $36.5 million, up $5.1 million or 16.3% compared to the fourth quarter of 2024.
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Cost of deposits of 192 basis points for the fourth-quarter of 2025, up 8 basis points compared to the third-quarter of 2025, but 28 basis points lower than the 220 basis points in the fourth-quarter of 2024.
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Cost of funds of 208 basis points for the fourth-quarter of 2025, down 19 basis points from the 227 basis points in the third-quarter of 2025, and 34 basis points lower than the 242 basis points cost of funds in the fourth-quarter of 2024.
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Efficiency ratio of 57.7%, compared to 68.3% for the fourth quarter of 2024 and 61.4% for the third quarter of 2025.
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Return on Assets of 1.15%, compared to 0.97% for the fourth quarter of 2024.
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Return on Equity of 9.26%, compared to 10.05% for the fourth quarter of 2024.
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Allowance for credit losses on loans / total loans of 1.28%.
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Based on the December 31, 2025, market close share price of $22.22, the $0.17 fourth quarter dividend is equivalent to an annualized yield of 3.06% and a dividend payout ratio of 27.97%.

The Farmers Savings Bank Acquisition

At the close of business on November 6, 2025, Civista closed the previously announced acquisition of FSB. The acquisition added approximately $268.1 million of total assets, $106.2 million of total loans and leases, $236.1 million of total deposits, and 2 branches. The results of the fourth quarter of 2025 reflect inclusion of FSB since November 7, 2025.

Immediately following completion of the acquisition, FSB was merged into Civista Bank. In addition, the management and organization structure was updated to reflect the combined organization. On-boarding of former FSB colleagues and their initial training remain ongoing. Certain Civista's products and services are being introduced across the legacy FSB customer base, and customer-facing colleagues are focused on both growing and retaining customers. Technology conversions have commenced and are scheduled to be substantially complete by the middle of the 2026 first-quarter.

Assets

Total assets at December 31, 2025, were $4.3 billion, an increase of $223.1 million, or 5.4% from September 30, 2025, and up $238.0 million, or 5.8%, from December 31, 2024.

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Total assets, including loans and leases, were impacted by the mid-quarter FSB acquisition.
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Loan and lease balances increased $174.1 million, or 5.6% since September 30, 2025, and up $188.8 million, or 6.1% since December 31, 2024.
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Residential Real Estate has continued to grow primarily due to more home loans as we meet the demand for housing by our customers and communities.

Deposits & Borrowings

Total deposits at December 31, 2025, were $3.5 billion, an increase of $236.0 million, or 7.3% from September 30, 2025, and an increase of $254.6 million, or 7.9%, from December 31, 2024.

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Total deposits, including FHLB short-term advances, were impacted by the mid-quarter FSB acquisition.
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Noninterest-bearing demand deposits increased $6.9 million from December 31, 2024, primarily due to a $13.2 million increase in noninterest-bearing accounts related to commercial business deposits and $1.5 million related to retail, mostly offset by a $9.5 million decrease in noninterest-bearing public funds.
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Interest-bearing demand deposits decreased $19.2 million from December 31, 2024, primarily due to a $31.9 million decrease in interest-bearing public funds, slightly offset by a $14.7 million increase in retail interest-bearing demand deposits.
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Savings and money markets increased $107.6 million from December 31, 2024, primarily due to an increase of $123.7 million in retail, public funds, and business money market deposits coupled with an increase of $18.9 million in retail savings, slightly offset by a $32.7 million decrease in ICS money market.
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Time deposits increased $257.3 million from December 31, 2024, primarily due increases of $176.4 million increase in Jumbo's and $64.8 million in retail certificates of deposit.
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Brokered deposits totaled $402.1 million at December 31, 2025, which included brokered certificate of deposits of $400.0 million and brokered money markets of $2.1 million. Brokered deposits decreased $29.0 million from September 30, 2025 and $98.1 million from December 31, 2024, strategically reducing the balances of brokered deposits.
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FHLB short-term advances totaled $175.0 million on December 31, 2025, down $57.0 million from September 30, 2025, and down $164.0 million from December 31, 2024.
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FHLB long-term advances totaled $0.9 million on December 31, 2025, down from $0.1 million September 30, 2025, and down from $0.6 million on December 31, 2024.

Net Interest Income and Net Interest Margin

Net interest income increased $5.1 million, or 16.3%, for the fourth quarter of 2025, compared to the same period last year.

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Net interest income and net interest margin, were impacted by the mid-quarter FSB acquisition.
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Interest income increased $2.5 million for the fourth quarter of 2025, compared to the same period last year, attributed to average interest-earning assets increasing $201.0 million coupled with a 4-basis point increase in asset yield.
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Interest expense decreased $2.6 million for the fourth quarter of 2025, compared to the same period last year. This was due to a 95-basis point reduction in higher costing short-term FHLB borrowings coupled with a 106-basis point reduction in time deposits mostly offset by $135.1 million average balance growth in total interest-bearing deposits when comparing the fourth quarter of 2025 to the same period last year.
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Net interest margin increased 33-basis points to 3.69% for the fourth quarter of 2025, compared to 3.36% for the same period last year.

Net interest income increased $21.9 million, or 18.7%, for the twelve months ended December 31, 2025, compared to the same period last year. For the twelve months ended December 31, 2025, net interest income was increased in Q2 2025 by $1.6 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Interest income increased $14.3 million for the twelve-months ended December 31, 2025, compared to the same period last year, attributed to average interest-earning assets increasing $198.8 million coupled with a 9-basis point increase in asset yield.
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Interest expense decreased $7.6 million for the twelve-months ended December 31, 2025, compared to the same period last year. This was due to a 101-basis point reduction in higher costing short-term FHLB borrowings coupled with a 123-basis point drop in time deposits, mostly offset by $206.5 million average balance growth in interest-bearing deposits, when comparing the twelve-months ended December 31, 2025, to the same period last year.
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Net interest margin increased 40-basis points to 3.61% for the twelve months ended December 31, 2025, compared to 3.21% for the same period last year.

Credit

Provision for credit losses (including provision for unfunded commitments) decreased $0.1 million for the fourth quarter of 2025 to $0.6 million compared to $0.7 million for the same period last year, and increased $0.4 million compared to $0.2 million in the third quarter of 2025.

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Civista recorded net charge-offs of $0.9 million for the fourth quarter of 2025 compared to net charge-offs of $2.2 million for the same period of 2024, and $0.6 million in the third quarter of 2025.

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The allowance for credit losses to loans ratio was 1.28% at December 31, 2025, compared to 1.30% at September 30, 2025, and 1.29% at December 31, 2024.

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Non-performing assets at December 31, 2025, were $31.3 million, an increase of $8.5 million or 37.3%, from September 30, 2025. The non-performing assets to assets ratio was 0.72% and 0.55% at December 31, 2025 and September 30, 2025, respectively.

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The allowance for credit losses to non-performing loans increased to 134.3% at December 31, 2025, from 120.8% at December 31, 2024.

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The FSB acquisition added approximately $2.0 million to the allowance for credit losses.

Non-interest Income

Non-interest income for the fourth quarter of 2025 totaled $9.9 million, an increase of $0.9 million or 9.6%, when compared to the same period last year.

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Non-interest Income was impacted by the mid-quarter FSB acquisition.
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Service charges increased $0.1 million for the fourth quarter of 2025, compared to the same period last year, primarily from an increase in retail overdraft fees.
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Net gain on sale of loans increased $0.3 million for the fourth quarter of 2025, compared to the same period last year, resulting from timing of selling loans.
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Lease revenue and residual income increased $0.2 million for the fourth quarter of 2025 compared to the same period last year, mainly due to an increase in lease originations in the fourth quarter of 2025.
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Income from Bank Owned Life Insurance decreased $0.4 million for the fourth quarter of 2025 due to a death benefit on an insured individual in the fourth quarter of 2024.

For the twelve months ended December 31, 2025, Non-interest income totaled $34.0 million, a decrease of $3.8 million or 10.0%, when compared to the same period last year. For the twelve months ended December 31, 2025, noninterest income was reduced in the second quarter 2025 by $1.0 million from non-recurring adjustments resulting from the Civista Leasing and Finance Division core system conversion.

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Service charges increased $0.3 million for the twelve months ended December 31, 2025, compared to the same period last year, primarily from an increase in retail overdraft fees year-over-year.
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Lease revenue and residual income decreased $3.0 million for the twelve months ended December 31, 2025, compared to the same period last year, due to stronger lease originations for most of 2024 coupled with a one-time non-recurring adjustment aforementioned above.
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Other income decreased $0.9 million for the twelve month ended December 31, 2025, compared to the same period last year, primarily related to lower fee revenue from the leasing division.

Non-interest Expense

Non-interest expense for Q4 2025 totaled $31.0 million, an increase of $2.7 million or 9.6%, when compared to the same period last year. In the fourth quarter of 2025, noninterest expense was increased by $3.4 million of non-recurring adjustments related to acquisition expenses resulting from the previously announced merger with FSB that closed in November 2025. These expenses are recorded in other noninterest expenses.

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Non-interest expense was impacted by the mid-quarter FSB acquisition.
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Compensation expense decreased $0.4 million for the fourth quarter of 2025 compared to the same period last year, primarily due to an increase in the deferral of salaries and wages related to the loan originations in the fourth quarter of 2025 partially offset by an increase in medical expenses.
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The quarter-to-date average number of full-time equivalent ("FTE") employees was 535 at December 31, 2025, compared with an average number of 519 for the same period in 2024.
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Equipment expense decreased $0.2 million for the three months ended December 31, 2025 compared to the same period in 2024, mainly due to normal depreciation expense.
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Other expenses increased $4.2 million for the fourth quarter of 2025 compared to the same period last year, mainly due to the aforementioned acquisition-related expenses.
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The efficiency ratio was 57.7% for the quarter ended December 31, 2025, compared to 68.3% for the same period last year. The change in the efficiency ratio is primarily due to a 9.6% increase in non-interest expenses, a 16.3% increase in net interest income, partially offset by a 9.6% increase in non-interest income.

For the twelve months ended December 31, 2025, non-interest expense totaled $113.9 million, an increase of $1.4 million or 1.3%, when compared to the same period last year. For the twelve months ended December 31, 2025, non-interest expense was increased by $3.8 million of non-recurring adjustments related to acquisition expenses from the FSB acquisition and from the Civista Leasing and Finance Division core system conversion.

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Compensation expense decreased $3.1 million for the twelve months ended December 31, 2025 compared to the same period last year, primarily due to an increase in the deferral of salaries and wages related to the loan originations in 2025.
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The year-to-date average number of FTE employees was 526 at December 31, 2025, compared with an average number of 531 for the same period in 2024.
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Professional fees increased $.8 million for the twelve months ended December 31, 2025, compared to the same period last year, mainly due to utilizing consultants to assist in transitioning Civista Leasing and Finance Division to a new core processing system.

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Equipment expense decreased $1.4 million for the twelve months ended December 31, 2025, compared to the same period last year, due to normal equipment depreciation as well as decreases in equipment expense related to operating lease contracts, partially offset by $0.7 million in depreciation expense on assets that had a net book value but are no longer in use.
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The efficiency ratio was 62.0% for the twelve months ended December 31, 2025, compared to 70.9% for the same period last year. The change in the efficiency ratio is primarily due a 18.7% increase in net interest income, partially offset by a 10.0% decrease in non-interest income.

Taxes

Civista’s effective income tax rate for the fourth quarter of 2025 was 16.8% compared to 13.1% for the same period last year, and 18.5% for the third quarter of 2025.

Civista’s effective income tax rate for the twelve months ended December 31, 2025, was 16.3% compared to 13.4% in the same period last year.

Capital

Total shareholders’ equity at December 31, 2025, totaled $543.5 million an increase of $44.4 million from September 30, 2025, and $155.0 million from December 31, 2024. The increases are a result of the capital raise management performed in the third quarter of 2025 and the FSB acquisition completed in the fourth quarter of 2025.

On July 10, 2025, Civista completed an underwritten public offering of its common stock, including an overallotment option. The offering totaled 3,788,238 of common shares at a price of $21.25 per share, raising $80.5 million.

On November 6, 2025, Civista completed its acquisition with FSB and issued 1,434,473 common shares at $21.76 per share, increasing common stock by $31.2 million.

Civista did not repurchase any shares in the fourth quarter of 2025 as the current repurchase plan is set to expire in April 2026. For the twelve months ended December 31, 2025, Civista liquidated 8,716 shares held by employees, at an average price of $20.36 per share, to satisfy tax obligations stemming from vesting of restricted shares.

Conference Call and Webcast

Civista Bancshares, Inc. will also host a conference call to discuss the Company's financial results for the fourth quarter of 2025 at 1:00 p.m. ET on Thursday, January 29, 2026. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.civb.com. Participants can also listen to the conference call by dialing 800-836-8184 and ask to be joined into the Civista Bancshares, Inc. fourth quarter 2025 earnings call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection. An archive of the webcast will be available for one year on the Investor Relations section of the Company's website (www.civb.com).

About Civista Bancshares

Civista Bancshares, Inc., is a $4.3 billion financial holding company headquartered in Sandusky, Ohio. Its primary subsidiary, Civista Bank, was founded in 1884 and provides full-service banking, commercial lending, mortgage, and wealth management services. Today, Civista Bank operates 44 locations across Ohio, Southeastern Indiana and Northern Kentucky. Civista Bank also offers commercial equipment leasing services for businesses nationwide through its Civista Leasing and Finance Division. Civista Bancshares’ common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. Learn more at www.civb.com.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and any additional risks identified in the Company’s subsequent Form 10-Q’s. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Non-GAAP Financial Measures

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles ("GAAP"). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations. Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

For additional information, contact:

Dennis G. Shaffer

CEO and President

Civista Bancshares, Inc.

888-645-4121

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Three Months Ended December 31,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,197,327	$49,133	6.10%	$3,061,991	47,250	6.14%
Taxable securities ***	409,398	3,738	3.39%	362,997	3,378	3.38%
Non-taxable securities ***	284,865	2,331	3.86%	292,559	2,357	3.83%
Interest-bearing deposits in other banks	47,990	539	4.46%	21,060	248	4.68%
Total interest-earning assets ***	$3,939,580	$55,741	5.61%	$3,738,607	$53,233	5.65%
Noninterest-earning assets:
Cash and due from financial institutions	41,378			38,873
Premises and equipment, net	40,815			48,990
Accrued interest receivable	14,371			13,632
Intangible assets	138,896			133,673
Bank owned life insurance	62,892			62,866
Other assets	54,326			49,462
Less allowance for loan losses	(41,547)			(41,353)
Total Assets	$4,250,711			$4,044,750

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,616,312	$5,767	1.42%	$1,528,163	$5,025	1.31%
Time	1,101,439	10,807	3.89%	1,054,489	13,111	4.95%
Short-term FHLB borrowings	146,784	1,389	3.75%	214,038	2,530	4.70%
Long-term FHLB borrowings	895	6	2.62%	1,573	6	1.52%
Other borrowings	5,006	182	14.44%	543	7	5.13%
Subordinated debentures	104,214	1,139	4.34%	104,071	1,199	4.58%
Total interest-bearing liabilities	$2,974,650	$19,290	2.57%	$2,902,877	$21,878	3.00%
Non-interest-bearing deposits	706,267			702,833
Other liabilities	44,121			47,449
Shareholders' equity	525,673			391,591
Total Liabilities and Shareholders' Equity	$4,250,711			$4,044,750

Net interest income and interest rate spread		$36,451	3.04%		$31,355	2.65%

Net interest margin ***			3.69%			3.36%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $620 thousand and $627 thousand for the periods ended December 31, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - Average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $46.9 million and $52.1 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Average Balance Analysis
(Unaudited - Dollars in thousands)

	Twelve Months Ended December 31,
	2025			2024
	Average		Yield/	Average		Yield/
Assets:	balance	Interest	rate *	balance	Interest	rate *
Interest-earning assets:
Loans **	$3,140,457	$195,469	6.22%	$2,984,912	$183,578	6.15%
Taxable securities ***	403,185	14,966	3.42%	357,255	12,639	3.18%
Non-taxable securities ***	280,978	9,333	3.87%	291,833	9,473	3.85%
Interest-bearing deposits in other banks	28,729	1,217	4.24%	20,580	1,005	4.87%
Total interest-earning assets ***	$3,853,349	$220,985	5.71%	$3,654,580	$206,695	5.62%
Noninterest-earning assets:
Cash and due from financial institutions	39,773			34,494
Premises and equipment, net	43,618			52,230
Accrued interest receivable	14,025			13,349
Intangible assets	134,399			134,273
Bank owned life insurance	63,100			62,349
Other assets	58,129			57,879
Less allowance for loan losses	(40,611)			(39,498)
Total Assets	$4,165,782			$3,969,656

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand and savings	$1,570,431	$22,983	1.46%	$1,426,288	$21,853	1.53%
Time	1,021,670	41,211	4.03%	959,276	43,948	4.58%
Short-term FHLB borrowings	296,338	12,984	4.38%	341,692	18,451	5.39%
Long-term FHLB borrowings	1,142	29	2.58%	1,892	42	2.22%
Other borrowings	5,603	558	9.97%	8,213	760	9.25%
Subordinated debentures	104,162	4,637	4.45%	104,017	4,931	4.74%
Total interest-bearing liabilities	$2,999,346	$82,402	2.75%	$2,841,378	$89,985	3.17%
Non-interest-bearing deposits	673,653			701,397
Other liabilities	43,215			49,522
Shareholders' equity	449,568			377,359
Total Liabilities and Shareholders' Equity	$4,165,782			$3,969,656

Net interest income and interest rate spread		$138,583	2.96%		$116,710	2.45%

Net interest margin ***			3.61%			3.21%

* - Average yields are presented on a tax equivalent basis. The tax equivalent effect associated with loans and investments, included in the yields above, was $2.5 million and $2.5 million for the periods ended December 31, 2025 and 2024, respectively.

** - Average balance includes nonaccrual loans

*** - 2025 and 2024 average yield on investments were calculated by adjusting the average balances of taxable and nontaxable securities by unrealized losses of $58.3 million and $59.4 million, respectively. These adjustments were also made when calculating the yield on earning assets and the margin.

Non-interest income
(unaudited - dollars in thousands)	Three months ended December 31,
	2025	2024	$ Change	% Change
Service charges	$1,706	$1,591	$115	7.2%
Net gain (loss) on equity securities	120	96	24	25.0%
Net gain on sale of loans and leases	1,594	1,259	335	26.6%
ATM/Interchange fees	1,722	1,640	82	5.0%
Wealth management fees	1,473	1,464	9	0.6%
Lease revenue and residual income	1,518	1,280	238	18.6%
Bank owned life insurance	397	771	(374)	-48.5%
Swap fees	150	66	84	127.3%
Other	1,204	848	356	42.0%
Total non-interest income	$9,884	$9,015	$869	9.6%

Non-interest income
(unaudited - dollars in thousands)	Twelve months ended December 31,
	2025	2024	$ Change	% Change
Service charges	$6,461	$6,114	$347	5.7%
Net gain (loss) on equity securities	271	252	19	7.5%
Net gain on sale of loans and leases	4,489	4,438	51	1.1%
ATM/Interchange fees	5,902	5,841	61	1.0%
Wealth management fees	5,540	5,519	21	0.4%
Lease revenue and residual income	5,874	8,911	(3,037)	-34.1%
Bank owned life insurance	1,835	2,205	(370)	-16.8%
Swap fees	275	232	43	18.5%
Other	3,320	4,236	(916)	-21.6%
Total non-interest income	$33,967	$37,748	$(3,781)	-10.0%

Non-interest expense
(unaudited - dollars in thousands)	Three months ended December 31,
	2025	2024	$ Change	% Change
Compensation expense	$14,526	$14,899	$(373)	-2.5%
Net occupancy Expense	1,410	1,138	272	23.9%
Contracted data processing	672	508	164	32.3%
FDIC Assessment	493	1,039	(546)	-52.6%
State franchise tax	343	608	(265)	-43.6%
Professional services	1,467	2,247	(780)	-34.7%
Equipment expense	2,032	2,240	(208)	-9.3%
ATM/Interchange expense	710	671	39	5.8%
Marketing	410	448	(38)	-8.5%
Amortization of core deposit intangible	576	363	213	58.7%
Software maintenance expense	1,411	1,376	35	2.5%
Other	6,953	2,759	4,194	152.0%
Total non-interest expense	$31,003	$28,296	$2,707	9.6%

Non-interest expense
(unaudited - dollars in thousands)	Twelve months ended December 31,
	2025	2024	$ Change	% Change
Compensation expense	$58,741	$61,821	$(3,080)	-5.0%
Net occupancy expense	5,929	5,097	832	16.3%
Contracted data processing	2,333	2,248	85	3.8%
FDIC Assessment	2,682	2,631	51	1.9%
State franchise tax	2,039	2,052	(13)	-0.6%
Professional services	6,580	5,779	801	13.9%
Equipment expense	8,105	9,553	(1,448)	-15.2%
ATM/Interchange expense	2,729	2,544	185	7.3%
Marketing	1,386	2,088	(702)	-33.6%
Amortization of core deposit intangible	1,564	1,484	80	5.4%
Software maintenance expense	5,462	4,944	518	10.5%
Other	16,388	12,279	4,109	33.5%
Total non-interest expense	$113,938	$112,520	$1,418	1.3%

End of period loan and lease balances
(unaudited - dollars in thousands)
	December 31,	December 31,
	2025	2024	$ Change	% Change
Commercial and Agriculture	$308,692	$328,488	$(19,796)	-6.0%
Commercial Real Estate:
Owner Occupied	385,547	374,367	11,180	3.0%
Non-owner Occupied	1,250,966	1,225,991	24,975	2.0%
Residential Real Estate	932,379	763,869	168,510	22.1%
Real Estate Construction	285,137	305,992	(20,855)	-6.8%
Farm Real Estate	37,775	23,035	14,740	64.0%
Lease financing receivable	35,103	46,900	(11,797)	-25.2%
Consumer and Other	34,447	12,588	21,859	173.6%
Total Loans	$3,270,046	$3,081,230	$188,816	6.1%

End of period deposit balances
(unaudited - dollars in thousands)
	December 31,	December 31,
	2025	2024	$ Change	% Change
Noninterest-bearing demand	$702,032	$695,094	$6,938	1.0%
Interest-bearing demand	400,403	419,583	(19,180)	-4.6%
Savings and money market	1,234,593	1,126,974	107,619	9.5%
Time deposits	727,294	469,954	257,340	54.8%
Brokered deposits	402,142	500,265	(98,123)	-19.6%
Total Deposits	$3,466,464	$3,211,870	$254,594	7.9%

Allowance for Credit Losses
(dollars in thousands)
	Three months ended December 31,
	2025	2024
Beginning of period	$40,254	$41,268
CECL Day 1 Adjustment FSB	1,960	-
Charge-offs	(1,064)	(2,335)
Recoveries	146	39
Provision	724	697
End of period	$42,020	$39,669

Allowance for Credit Losses
(dollars in thousands)
	Twelve months ended December 31,
	2025	2024
Beginning of period	$39,669	$37,160
CECL Day 1 Adjustment FSB	1,960	-
Charge-offs	(3,794)	(3,915)
Recoveries	664	539
Provision	3,521	5,885
End of period	$42,020	$39,669

Allowance for Unfunded Commitments
(dollars in thousands)
	Three months ended December 31,
	2025	2024
Beginning of period	$3,375	$3,381
Provision	(139)	(1)
End of period	$3,236	$3,380

Allowance for Unfunded Commitments
(dollars in thousands)
	Twelve months ended December 31,
	2025	2024
Beginning of period	$3,380	$3,901
Provision	(144)	(521)
End of period	$3,236	$3,380

(dollars in thousands)	December 31,	December 31,
	2025	2024
Non-accrual loans	$30,815	$30,950
Restructured loans, accruing	14	1,677
90+ Days Past Due, Still Accruing	461	225
Total non-performing loans	31,290	32,852
Other Real Estate Owned	-	-
Total non-performing assets	$31,290	$32,852

Civista Bancshares, Inc.

Financial Highlights

(Unaudited, dollars in thousands, except share and per share amounts)

Consolidated Condensed Statement of Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Interest income	$55,741	$53,233	$220,985	$206,695
Interest expense	19,290	21,878	82,402	89,985
Net interest income	36,451	31,355	138,583	116,710
Provision for credit losses	724	697	3,521	5,885
Provision for unfunded commitments	(139)	(1)	(144)	(521)
Net interest income after provision	35,866	30,659	135,206	111,346
Non-interest income	9,884	9,015	33,967	37,748
Non-interest expense	31,003	28,296	113,938	112,520
Income before taxes	14,747	11,378	55,235	36,574
Income tax expense	2,480	1,485	9,023	4,891
Net income	12,267	9,893	46,212	31,683
Net income available
to common shareholders	$12,267	$9,893	$46,212	$31,683

Dividends paid per common share	$0.17	$0.16	$0.68	$0.64

Earnings per common share
Basic
Net income	$12,267	$9,893	$46,212	$31,683
Less allocation of earnings and
dividends to participating securities	48	213	166	671
Net income available to common
shareholders - basic	$12,219	$9,680	$46,046	$31,012
Weighted average common shares outstanding	20,185,285	15,736,962	17,507,836	15,724,768
Less average participating securities	90,281	339,626	86,436	333,029
Weighted average number of shares outstanding
used to calculate basic earnings per share	20,095,004	15,397,336	17,421,400	15,391,739

Earnings per common share
Basic	$0.61	$0.63	$2.64	$2.01
Diluted	$0.61	0.63	$2.64	2.01

Selected financial ratios:
Return on average assets	1.14%	0.97%	1.11%	0.80%
Return on average equity	9.26%	10.05%	10.28%	8.40%
Dividend payout ratio	27.97%	25.45%	25.76%	31.76%
Net interest margin (tax equivalent)	3.69%	3.36%	3.61%	3.21%
Effective tax rate	16.82%	13.05%	16.34%	13.37%

Selected Balance Sheet Items
(Dollars in thousands, except share and per share amounts)

	December 31,	December 31,
	2025	2024
	(unaudited)	(unaudited)

Cash and due from financial institutions	$77,320	$63,155
Investment in time deposits	1,165	1,450
Investment securities	684,600	650,488
Loans held for sale	7,180	665
Loans	3,270,046	3,081,230
Less: allowance for credit losses	(42,020)	(39,669)
Net loans	3,228,026	3,041,561
Other securities	25,942	30,352
Premises and equipment, net	40,611	47,166
Goodwill and other intangibles	143,538	133,403
Bank owned life insurance	63,153	62,783
Other assets	64,918	67,446
Total assets	$4,336,453	$4,098,469

Total deposits	$3,466,464	$3,211,870
Short-term Federal Home Loan Bank advances	175,000	339,000
Long-term Federal Home Loan Bank advances	855	1,501
Subordinated debentures	104,234	104,089
Other borrowings	4,090	6,293
Accrued expenses and other liabilities	42,336	47,214
Total liabilities	3,792,979	3,709,967
Common shares	419,769	312,037
Retained earnings	239,784	205,408
Treasury shares	(75,764)	(75,586)
Accumulated other comprehensive loss	(40,315)	(53,357)
Total shareholders' equity	543,474	388,502
Total liabilities and shareholders' equity	$4,336,453	$4,098,469

	December 31,	December 31,
	2025	2024
	(unaudited)	(unaudited)

Shares outstanding at period end	20,746,474	15,487,667
Book value per share	$26.20	$25.08
Equity to asset ratio	12.53%	9.48%

Selected asset quality ratios:
Allowance for credit losses to total loans	1.28%	1.29%
Non-performing assets to total assets	0.72%	0.80%
Allowance for credit losses to non-performing loans	134.29%	120.75%

Non-performing asset analysis
Nonaccrual loans	$30,815	$30,950
Restructured loans	14	1,677
Other real estate owned	-	-
90+ Days Past Due, Still Accruing	461	225
Total	$31,290	$32,852

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
End of Period Balances	2025	2025	2025	2025	2024

Assets
Cash and due from banks	$77,320	$62,766	$73,858	$90,456	$63,155
Investment in time deposits	1,165	735	715	960	1,450
Investment securities	684,600	657,189	645,228	648,537	650,488
Loans held for sale	7,180	8,012	10,733	4,324	665
Loans and leases	3,270,046	3,095,994	3,151,124	3,104,036	3,081,230
Allowance for credit losses	(42,020)	(40,254)	(40,455)	(40,284)	(39,669)
Net Loans	3,228,026	3,055,740	3,110,669	3,063,752	3,041,561
Other securities	25,942	27,901	36,195	32,592	30,352
Premises and equipment, net	40,611	40,910	42,922	45,107	47,166
Goodwill and other intangibles	143,538	132,276	132,631	133,026	133,403
Bank owned life insurance	63,153	62,756	63,555	63,170	62,783
Other assets	64,918	65,049	69,363	64,793	67,446
Total Assets	$4,336,453	$4,113,334	$4,185,869	$4,146,717	$4,098,469

Liabilities
Total deposits	$3,466,464	$3,230,463	$3,196,207	$3,238,888	$3,211,870
Federal Home Loan Bank advances - short term	175,000	232,000	433,500	360,000	339,000
Federal Home Loan Bank advances - long term	855	970	1,103	1,355	1,501
Subordinated debentures	104,234	104,213	104,172	104,130	104,089
Other borrowings	4,090	4,699	5,379	6,140	6,293
Accrued expenses and other liabilities	42,336	41,961	41,371	38,770	47,214
Total liabilities	3,792,979	3,614,306	3,781,732	3,749,283	3,709,967

Shareholders' Equity
Common shares	419,769	388,458	312,589	312,192	312,037
Retained earnings	239,784	230,798	221,321	212,944	205,408
Treasury shares	(75,764)	(75,760)	(75,753)	(75,753)	(75,586)
Accumulated other comprehensive loss	(40,315)	(44,468)	(54,020)	(51,949)	(53,357)
Total shareholders' equity	543,474	499,028	404,137	397,434	388,502

Total Liabilities and Shareholders' Equity	$4,336,453	$4,113,334	$4,185,869	$4,146,717	$4,098,469

Shares outstanding at period end	20,746,474	19,312,726	15,529,342	15,519,072	15,487,667

Book value per share	$26.20	$25.84	$26.02	$25.61	$24.69
Equity to asset ratio	12.53%	12.13%	9.65%	9.58%	9.48%

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Selected asset quality ratios:
Allowance for credit losses to total loans	1.28%	1.30%	1.28%	1.30%	1.29%
Non-performing assets to total assets	0.72%	0.55%	0.55%	0.75%	0.80%
Allowance for credit losses to non-performing loans	134.29%	176.52%	176.11%	129.99%	120.75%

Non-performing asset analysis
Non-accrual loans	$30,815	$22,615	$22,742	$30,989	$30,950
Restructured loans	14	12	7	-	1,677
90+ Days Past Due, Still Accruing	461	177	223	146	225
Other real estate owned	-	-	209	209	-
Total	$31,290	$22,804	$23,181	$31,344	$32,852

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
Quarterly Average Balances	2025	2025	2025	2025	2024
Assets:
Earning assets	$3,939,580	$3,829,484	$3,841,369	$3,801,709	$3,738,607
Securities	694,263	676,938	682,035	683,374	655,556
Loans	3,197,327	3,128,033	3,136,091	3,099,440	3,061,991
Liabilities and Shareholders' Equity
Total deposits	$3,424,018	$3,237,025	$3,190,592	$3,209,277	$3,285,485
Interest-bearing deposits	2,717,751	2,574,153	2,538,500	2,538,561	2,582,652
Other interest-bearing liabilities	256,899	383,305	523,824	461,100	320,225
Total shareholders' equity	525,673	472,993	400,915	397,021	391,591

Supplemental Financial Information
(Unaudited - dollars in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
End of period loan and lease balances	2025	2025	2025	2025	2024
Commercial and Agriculture	$308,692	$302,407	$338,598	$330,627	$328,488
Commercial Real Estate:
Owner Occupied	385,547	384,176	378,248	378,095	374,367
Non-owner Occupied	1,250,966	1,216,031	1,263,612	1,246,025	1,225,991
Residential Real Estate	932,379	842,362	815,408	773,349	763,869
Real Estate Construction	285,137	278,163	277,643	297,589	305,992
Farm Real Estate	37,775	23,713	23,866	22,399	23,035
Lease financing receivable	35,103	38,960	42,758	44,570	46,900
Consumer and Other	34,447	10,182	10,991	11,382	12,588
Total Loans	$3,270,046	$3,095,994	$3,151,124	$3,104,036	$3,081,230

Supplemental Financial Information
(Unaudited - dollars in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
End of period deposit balances	2025	2025	2025	2025	2024
Noninterest-bearing demand	$702,032	$651,934	$647,609	$648,683	$695,094
Interest-bearing demand	$400,403	415,620	433,089	467,601	419,583
Savings and money market	$1,234,593	1,129,985	1,100,660	1,146,480	1,126,974
Time deposits	$727,294	601,757	560,702	515,910	469,954
Brokered deposits	$402,142	431,167	454,147	460,214	500,265
Total Deposits	$3,466,464	$3,230,463	$3,196,207	$3,238,888	$3,211,870

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Income statement	2025	2025	2025	2025	2024

Total interest and dividend income	$55,741	$55,240	$56,271	$53,733	$53,233
Total interest expense	19,290	20,695	21,457	20,960	21,878
Net interest income	36,451	34,545	34,814	32,773	31,355
Provision for credit losses	724	378	1,171	1,248	697
Provision for unfunded commitments	(139)	(178)	(146)	319	(1)
Non-interest income	9,884	9,633	6,589	7,860	9,015
Non-interest expense	31,003	28,327	27,482	27,126	28,296
Income before taxes	14,747	15,651	12,896	11,940	11,378
Income tax expense	2,480	2,891	1,881	1,772	1,485
Net income	$12,267	$12,760	$11,015	$10,168	$9,893
Net income available to common shareholders	$12,267	$12,760	$11,015	$10,168	$9,893

Per share data

Earnings per common share
Basic
Net income	$12,267	$12,760	$11,015	$10,168	$9,893
Less allocation of earnings and
dividends to participating securities	48	61	45	44	213
Net income available to common shareholders - basic	$12,219	$12,699	$10,970	$10,124	$9,680

Weighted average common shares outstanding	20,185,285	18,767,307	15,524,490	15,488,813	15,734,243
Less average participating securities	90,281	91,743	96,692	66,711	339,626
Weighted average number of shares outstanding used to calculate basic earnings per share	20,095,004	18,675,564	15,427,798	15,422,102	15,394,617

Earnings per common share
Basic	$0.61	$0.68	$0.71	$0.66	$0.63
Diluted	$0.61	$0.68	$0.71	$0.66	$0.63

Common shares dividend paid	$3,283	$3,283	$2,638	$2,636	$2,518
Dividends paid per common share	0.17	0.17	0.17	0.17	0.16

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Selected financial ratios	2025	2025	2025	2025	2024

Return on average assets	1.14%	1.22%	1.06%	1.00%	0.97%
Return on average equity	9.26%	10.70%	11.02%	10.39%	10.05%
Dividend payout ratio	27.97%	25.00%	23.96%	25.90%	25.45%
Net interest margin (tax equivalent)	3.69%	3.58%	3.64%	3.51%	3.36%
Effective tax rate	16.82%	18.47%	14.59%	14.84%	13.05%

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Non-interest income	2025	2025	2025	2025	2024
Service charges	$1,706	$1,667	$1,564	$1,524	$1,591
Net gain (loss) on equity securities	120	255	(74)	(29)	96
Net gain on sale of loans and leases	1,594	1,450	841	604	1,259
ATM/Interchange fees	1,722	1,435	1,418	1,326	1,640
Wealth management fees	1,473	1,402	1,325	1,340	1,464
Lease revenue and residual income	1,518	1,934	525	1,896	1,280
Bank owned life insurance	397	666	386	387	771
Swap fees	150	-	53	72	66
Other	1,204	824	551	740	848
Total non-interest income	$9,884	$9,633	$6,589	$7,860	$9,015

Supplemental Financial Information
(Unaudited - dollars in thousands)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Non-interest expense	2025	2025	2025	2025	2024
Compensation expense	$14,526	$15,161	$15,011	$14,043	$14,899
Net occupancy Expense	1,410	1,466	1,419	1,634	1,138
Contracted data processing	672	559	536	567	508
FDIC Assessment	493	627	689	873	1,039
State franchise tax	343	536	634	526	608
Professional services	1,467	1,225	1,798	2,090	2,247
Equipment expense	2,032	2,205	1,764	2,103	2,240
ATM/Interchange expense	710	755	683	580	671
Marketing	410	391	289	296	448
Amortization of core deposit intangible	576	318	338	332	363
Software maintenance expense	1,411	1,480	1,294	1,277	1,376
Other	6,953	3,604	3,027	2,805	2,759
Total non-interest expense	$31,003	$28,327	$27,482	$27,126	$28,296

Supplemental Financial Information
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Asset quality	2025	2025	2025	2025	2024

Allowance for credit losses:
Beginning of period	$40,254	$40,455	$40,284	$39,669	$41,268
CECL Day 1 Adjustment FSB	1,960	-	-	-	-
Charge-offs	(1,064)	(662)	(1,092)	(976)	(2,335)
Recoveries	146	83	92	343	39
Provision	724	378	1,171	1,248	697
End of period	$42,020	$40,254	$40,455	$40,284	$39,669
Allowance for unfunded commitments:
Beginning of period	$3,375	$3,553	$3,699	$3,380	$3,381
Charge-offs	-	-	-	-	-
Recoveries	-	-	-	-	-
Provision	(139)	(178)	(146)	319	(1)
End of period	$3,236	$3,375	$3,553	$3,699	$3,380

Ratios
Allowance to total loans	1.28%	1.30%	1.28%	1.30%	1.29%
Allowance to nonperforming assets	134.29%	176.52%	174.52%	129.12%	121.58%
Allowance to nonperforming loans	134.29%	176.52%	176.11%	129.99%	120.75%

Nonperforming assets
Non-accrual loans	$30,815	$22,615	$22,742	$30,989	$30,950
Restructured loans	14	12	7	-	1,677
90+ Days Past Due, Still Accruing	461	177	223	-	225
Total non-performing loans	31,290	22,804	22,972	30,989	32,852
Other Real Estate Owned	-	-	209	209	-
Total non-performing assets	$31,290	$22,804	$23,181	$31,198	$32,852

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Capital and liquidity	2025	2025	2025	2025	2024

Tier 1 leverage ratio	11.32%	10.96%	8.80%	8.66%	8.60%
Tier 1 risk-based capital ratio	14.51%	14.19%	11.18%	10.97%	10.47%
Total risk-based capital ratio	18.02%	17.80%	14.73%	14.53%	13.98%
Tangible common equity ratio (1)	9.54%	9.21%	6.70%	6.59%	6.43%

(1) See reconciliation of non-GAAP measures at the end of this press release.

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

Tangible Common Equity
Total Shareholder's Equity - GAAP	$543,474	$499,028	$404,137	$397,434	$388,502
Less: Preferred Equity	-	-	-	-	-
Less: Goodwill and intangible assets	143,538	132,276	132,631	133,026	133,403
Tangible common equity (Non-GAAP)	$399,936	$366,752	$271,506	$264,408	$255,099

Total Shares Outstanding	20,746,474	19,312,726	15,529,342	15,519,072	15,487,667

Tangible book value per share	$19.28	$18.99	$17.48	$17.04	$16.47

Tangible Assets
Total Assets - GAAP	$4,336,453	$4,113,334	$4,185,869	$4,146,717	$4,098,469
Less: Goodwill and intangible assets	143,538	132,276	132,631	133,026	133,403
Tangible assets (Non-GAAP)	$4,192,915	$3,981,058	$4,053,238	$4,013,691	$3,965,066

Tangible common equity to tangible assets	9.54%	9.21%	6.70%	6.59%	6.43%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Efficiency ratio (non-GAAP):	2025	2024	2025	2024

Noninterest expense (GAAP)	$31,003	$28,296	$113,938	$112,520
Less: Amortization of intangible assets expense	576	363	1,484	1,121
Less: Acquisition related expenses	3,424	-	4,093	-
Noninterest expense (non-GAAP)	$27,003	$27,933	$108,361	$111,399

Net interest income (GAAP)	$36,451	$31,355	$138,583	$116,710
Plus: Taxable equivalent adjustment	620	627	2,481	2,518
Noninterest income (GAAP)	9,884	9,015	33,967	37,748
Less: Net gains (losses) on equity securities	120	96	271	252
Net interest income (FTE) plus non-interest income (non-GAAP)	$46,835	$40,901	$174,760	$156,724

Efficiency ratio (non-GAAP)	57.7%	68.3%	62.0%	71.1%

Reconciliation of Non-GAAP Financial Measures
(Unaudited - dollars in thousands except share data)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Efficiency ratio (non-GAAP):	2025	2025	2025	2025	2024

Noninterest expense (GAAP)	$31,003	$28,327	$27,482	$27,126	$28,296
Less: Amortization of intangible assets expense	576	318	339	332	363
Less: Acquisition related expenses	3,424	664	5	-	-
Noninterest expense (non-GAAP)	$27,003	$27,345	$27,138	$26,794	$27,933

Net interest income (GAAP)	$36,451	$34,545	$34,814	$32,773	$31,355
Plus: Taxable equivalent adjustment	620	618	621	622	627
Noninterest income (GAAP)	9,884	9,633	6,589	7,860	9,015
Less: Net gains (losses) on equity securities	120	255	(74)	(29)	96
Net interest income (FTE) plus non-interest income (non-GAAP)	$46,835	$44,541	$42,098	$41,284	$40,901

Efficiency ratio (non-GAAP)	57.7%	61.4%	64.5%	64.9%	68.3%

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2025			December 31, 2025
		Non-Recurring			Non-Recurring
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted

Interest income	$55,741	$-	$55,741	$220,985	$1,621	$219,364
Interest expense	19,290	-	19,290	82,402	-	82,402
Net interest income	36,451	-	36,451	138,583	1,621	136,962
Provision for credit losses	724	-	724	3,521	-	3,521
Provision for unfunded commitments	(139)	-	(139)	(144)	-	(144)
Net interest income after provision	35,866	-	35,866	135,206	1,621	133,585
Non-interest income	9,884	-	9,884	33,967	(1,044)	35,011
Non-interest expense	31,003	3,424	27,579	113,938	3,782	110,156
Income before taxes	14,747	(3,424)	18,171	55,235	(3,205)	58,440
Income tax expense	2,480	(568)	3,048	9,023	(531)	9,554
Net income	$12,267	$(2,856)	$15,123	$46,212	$(2,674)	$48,886

Earnings per common share
Basic	$0.61	$(0.14)	$0.75	$2.64	$(0.15)	$2.79
Diluted	$0.61	$(0.14)	$0.75	$2.64	$(0.15)	$2.79

Supplemental Financial Information
Consolidated Condensed Statement of Operations
(Unaudited - dollars in thousands except share data)

	Three Months Ended
As Reported	December 31, 2025	September 30, 2025	June 30, 2025

Interest income	$55,741	$55,240	$56,271
Interest expense	19,290	20,695	21,457
Net interest income	36,451	34,545	34,814
Provision for credit losses	724	378	1,171
Provision for unfunded commitments	(139)	(178)	(146)
Net interest income after provision	35,866	34,345	33,789
Non-interest income	9,884	9,633	6,589
Non-interest expense	31,003	28,327	27,482
Income before taxes	14,747	15,651	12,896
Income tax expense	2,480	2,891	1,881
Net income	$12,267	$12,760	$11,015

Earnings per common share
Basic	$0.61	$0.68	$0.71
Diluted	$0.61	$0.68	$0.71
Net Interest Margin	3.69%	3.58%	3.64%

As Adjusted
Interest income	$55,741	$55,240	$54,650
Interest expense	19,290	20,695	21,457
Net interest income	36,451	34,545	33,193
Provision for credit losses	724	378	1,171
Provision for unfunded commitments	(139)	(178)	(146)
Net interest income after provision	35,866	34,345	32,168
Non-interest income	9,884	9,633	7,633
Non-interest expense	27,579	27,663	27,793
Income before taxes	18,171	16,315	12,008
Income tax expense	3,048	3,001	1,750
Net income	$15,123	$13,314	$10,258

Earnings per common share
Basic	$0.75	$0.71	$0.66
Diluted	$0.75	$0.71	$0.66
Net Interest Margin	3.69%	3.58%	3.47%

	Three Months Ended
Non-Recurring Adjustments	December 31, 2025	September 30, 2025	June 30, 2025
Interest income	$-	$-	$1,621
Interest expense	-	-	-
Net interest income	-	-	1,621
Provision for credit losses	-	-	-
Provision for unfunded commitments	-	-	-
Net interest income after provision	-	-	1,621
Non-interest income	-	-	(1,044)
Non-interest expense	3,424	664	(311)
Income before taxes	(3,424)	(664)	888
Income tax expense	(568)	(110)	131
Net income	$(2,856)	$(554)	$757

Earnings per common share
Basic	$(0.14)	$(0.03)	$0.05
Diluted	$(0.14)	$(0.03)	$0.05
Net Interest Margin	0.00%	0.00%	0.17%

Non-recurring adjustments summary:

Fourth-Quarter 2025

The quarter ended December 31, 2025 was negatively impacted by non-recurring adjustments related to acquisition related expenses in conjunction with the previously announced merger with The Farmers Savings Bank that successfully closed in the fourth quarter of 2025. The expenses impacted net income for the quarter ended December
31, 2025 by approximately $3.4 million on a pre-tax basis.

Third-Quarter 2025

The quarter ended September 30, 2025 was negatively impacted by non-recurring adjustments related to acquisition related expenses in conjunction with the previously announced merger with The Farmers Savings Bank that is successfully closed in the fourth quarter of 2025. The expenses impacted net income for the quarter ended September 30, 2025 by approximately $0.7 million on a pre-tax basis.

Second-Quarter 2025

The quarter ended June 30, 2025 was positively impacted by non-recurring adjustments to our loan valuation resulting from a core system conversion during the second quarter of 2025, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.6 million on a pre-tax basis, and the release of a reserve established in the third-quarter of 2024 for a reconciling item associated with a system conversion, which positively impacted net income for the quarter ended June 30, 2025 by approximately $0.3 million on a pre-tax basis.